Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. ANNOUNCES RETIREMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER JAMES G. RAKES EFFECTIVE AUGUST 31, 2017 AND APPOINTMENT OF F. BRAD DENARDO AS SUCCESSOR

Blacksburg, Virginia – On May 9, 2017, James G. Rakes announced at the annual shareholders meeting of National Bankshares, Inc. (the “Company”) that effective August 31, 2017 he will retire from his positions as President and Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company’s wholly owned banking subsidiary, the National Bank of Blacksburg ( the “National Bank”), and as President, Chief Executive Officer and director of National Bankshares Financial Services, Inc., the Company’s wholly owned financial services subsidiary. Mr. Rakes has been President and Chief Executive Officer and a director of the Company since its founding. He has served as President and Chief Executive Officer of the National Bank from 1983 until early in 2014. Mr. Rakes will continue to serve on the Company’s Board of Directors through his current term, which ends at the Company’s annual shareholders meeting in 2019.

The Board of Directors of the Company announced that Mr. Rakes has agreed to remain as the Chairman of the Company’s Board of Directors until the end of his current term in order to continue to provide the Company and the Board of Directors with the valuable benefit of his leadership based on over 30 years of experience in the executive management of the Company and its subsidiaries.

The Board of Directors also announced that Mr. F. Brad Denardo has been appointed to succeed Mr. Rakes as President and Chief Executive Officer of the Company effective on September 1, 2017. Mr. Denardo has been with the National Bank since 1983 when he joined the Bank as Vice President. He has served in an executive capacity with the National Bank since 1989. He became Executive Vice President of the Company in 2008 and President and Chief Executive Officer of the National Bank in 2014. He is also a member of the Board of Directors of both the Bank and the Company.

F. Brad Denardo, the Company’s Executive Vice President and President and Chief Executive Officer of the National Bank, stated: “Mr. Rakes has been instrumental in the growth and success of the Company and the Bank for more than three decades. Under his leadership National Bankshares was established and the Company and its shareholders have experienced a track record of profitability that stands out among community banks. We are delighted that he will continue in a non-executive leadership capacity with the Company providing us with the benefit of his knowledge of and experience in community banking in our region. I am also very proud to have the opportunity to succeed Mr. Rakes and I look forward to carrying on the tradition of excellent community banking. ”

Mr. Rakes stated that he was proud to be part of a community banking organization that for more than 30 years has grown successfully with the communities it serves. Mr. Rakes said that this growth in shareholder value has resulted from the dedicated employees he has had the privilege of serving with as well as the loyal customers of the Bank. Mr. Rakes commented that he looks forward to continuing as Chairman of the Board for the remainder of his term.

Mr. Rakes, as Chairman of the Company’s Board, further stated: “We are very excited to have Brad as the President and Chief Executive Officer of the Company as of September 1, 2017. His experience of more than three decades of community banking with the National Bank, along with his enthusiasm and leadership, will help us to carry on our tradition of service and responsiveness to the communities we serve. Brad has been an instrumental part of management of the Company and the Bank and we are fully confident that he will effectively lead as the Company’s President and CEO.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

 Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.